Exhibit (a)(1)(K)

FORM OF COMMUNICATION TO

ELIGIBLE OPTIONHOLDERS REJECTING THE

NOTICE OF WITHDRAWAL UNDER THE EXCHANGE OFFER

Date:	, 2008

To:

From:	United Therapeutics Corporation

Re:	Rejected Notice of Withdrawal Under Option Exchange Program

Unfortunately, your Notice of Withdrawal regarding our exchange offer was inaccurate, incomplete, improperly signed, or was not accepted for the following reason(s):

If you wish to withdraw your previously delivered Election Form, please complete and sign the attached Notice of Withdrawal and deliver it to United Therapeutics so that it is received before the expiration of the exchange offer, which we expect will be at 5:00 p.m., New York City Time, on December 26, 2008 (or a later date if we extend the offer), using one of the following means:

By Mail or Courier:

United Therapeutics Corporation

Attention: Alyssa Friedrich

1110 Spring Street

Silver Spring, MD 20910

By Facsimile:

United Therapeutics Corporation

Attention: Alyssa Friedrich

Facsimile: 301-608-2643

By Hand or Interoffice Mail:

Attention: Alyssa Friedrich

By E-mail:

afriedrich@unither.com

Please ensure that you receive a confirmation of receipt from us after you submit your Notice of Withdrawal. If we do not receive a properly completed and signed Notice of Withdrawal from you before the expiration of the exchange offer, some or all of your Eligible Options will be cancelled for exchange under the exchange offer.

You should direct questions about the exchange offer or requests for assistance (including requests for additional copies of the Offer to Exchange, the Notice of Withdrawal, or other documents relating to this exchange offer) to any member of our Human Resources Team:

Alyssa Friedrich at 240-821-1730 or afriedrich@unither.com

Jami Etter at 240-821-1728 or jetter@unither.com

Danielle Tilford at 240-821-1791 or dtilford@unither.com

Claire Moore at 321-676-0010 ext 1040 or cmoore@unither.com

Holly Aimone at 919-485-8350 ext 1215 or haimone@unither.com

Gill Salmon 44 1483-207780 ext 1215 or gsalmon@unither.com